EXHIBIT 10.5d

AMENDMENT NO. 4

Effective November 16, 2010

TO THE PMI GROUP, INC.

2005 OFFICER DEFERRED COMPENSATION PLAN

(September 19, 2007 Restatement)

THE PMI GROUP, INC., having adopted The PMI Group, Inc. 2005 Officer Deferred Compensation Plan (the “Plan”) effective as of January 1, 2005, having amended and restated the Plan effective as of September 19, 2007, and having further amended the restated Plan effective as of February 20, 2008, and having further amended the restated Plan as of November 20, 2008, and having further amended the restated Plan effective as of September 14, 2010, hereby again amends the restated Plan as follows:

1. The phrases “or as soon as administratively practicable thereafter” and “as soon as practicable thereafter” are deleted from each place that they appear in the Plan.

2. Section 5.13 is amended in its entirety to read as follows:

“Notwithstanding any contrary Plan provision, any payment that is scheduled to be made to a Participant under the Plan on a Payment Date or anniversary thereof (the “Designated Payment Date”) shall be treated as made on the Designated Payment Date if such payment is made either (a) on that date or a later date that is no later than (i) the end of the Participant’s taxable year that includes the Designated Payment Date, or (ii) if later, the fifteenth (15th) calendar day of the third calendar month immediately following the Designated Payment Date; or (b) no earlier than 30 calendar days before the Designated Payment Date. In no event shall the Participant be permitted, directly or indirectly, to designate the taxable year of such payment.”

3. This Amendment No. 4 to the restated Plan is effective as of November 16, 2010.

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 4 to the restated Plan as of the date specified below.

THE PMI GROUP, INC.

Date: November 18, 2010	By:	/s/ Charles F. Broom
Charles Broom
Senior Vice President, Human Resources